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                                                                    EXHIBIT 10.3

                           LIBERTY MEDIA CORPORATION
                           9197 South Peoria Street
                           Englewood, Colorado 80111

                                                                October 31, 1999

Ascent Entertainment Group, Inc.
1225 Seventeenth Street
Suite 1800
Denver, Colorado 80202



Attention:  James A. Cronin, III
            Chief Operating Officer


Gentlemen:

     Reference is made to that Agreement and Plan of Merger, dated as of October 20, 1999, by and among AT&T Corp., Ranger Acquisition Corp., Liberty Media Corporation and Ascent Entertainment Group, Inc. (the "Merger Agreement"). Capitalized terms used and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

     You have advised Liberty that on the date hereof, Ascent intends to enter into a Second Amendment to the Entertainment Asset Sale Agreement in the form attached to this letter as Exhibit A (the "Second Amendment"). In connection therewith, each of Ascent and Liberty acknowledge and agree as follows:

     1. The terms of the Second Amendment make the conditions to Parent's and Merger Sub's obligations to consummate the Merger contained in Section 8.2(a) (insofar as it relates to the representation contained in Section 4.23 being true and correct as of the Closing Date) and Section 8.2(i) incapable of being satisfied at or prior to the Closing Date. Notwithstanding Liberty's right to terminate the Merger Agreement as a result of the foregoing pursuant to Section 9.1(ii)(B), Liberty agrees not to so terminate prior to 11:59 p.m. Mountain Time on November 30, 1999 (the "Determination Time") while the parties negotiate an amendment to the Merger Agreement containing mutually acceptable terms;
provided, however, that if Liberty determines at any time prior to the
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Determination Time that the parties have reached an impasse in such negotiations and are unlikely to agree on a mutually acceptable amendment to the Merger Agreement, Liberty may terminate the Merger Agreement prior to the Determination Time.
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     2.  In the event Liberty has not terminated the Merger Agreement prior to
11:59 p.m. Mountain Time on December 3, 1999 as a result of the conditions set forth in Section 8.2(a) (insofar as it relates to the representation contained in Section 4.23 being true and correct as of the Closing Date) and Section
8.2(i) being incapable of being satisfied at or prior to the Closing Date, Liberty shall be deemed to have waived such conditions insofar as they relate to the execution and delivery of the Second Amendment by Ascent.

     3. This letter may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

     If the foregoing accurately reflects our agreement, please execute this letter in space indicated.


                                    Very truly yours,


                                    LIBERTY MEDIA CORPORATION

                                    By: /s/ Gary S. Howard
                                        ---------------------
                                        Name:  Gary S. Howard
                                        Title: Executive Vice President and
                                               Chief Operating Officer


Accepted and Agreed
as of October 31, 1999:

ASCENT ENTERTAINMENT GROUP, INC.


By: /s/ Arthur M. Aaron
    ---------------------
    Name:  Arthur M. Aaron
    Title: Vice President